                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               INTEL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

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                               NOTICE OF
                               1996
                               ANNUAL MEETING
                               OF SHAREHOLDERS
                               AND
                               PROXY STATEMENT


[LOGO OF INTEL (R)]

TABLE OF CONTENTS

                                                                         Page
                                                                         ----

Notice of Annual Meeting of Stockholders
Proxy Statement
     Election of Directors (Proposal 1)..................................  2
     Board Committees and Meetings.......................................  5
     Directors' Compensation.............................................  5
     Report of the Compensation and Stock Option Committees..............  6
     Compensation Committee Interlocks and Insider Participation......... 10
     Employment Contracts and Change of Control Arrangements............. 10
     Stock Price Performance Graph....................................... 11
     Executive Compensation.............................................. 12
     Security Ownership of Certain Beneficial Owners and Management...... 15
     Ratification of Selection of Independent Auditors (Proposal 2)...... 17
     Stockholder Proposals............................................... 17
     Other Matters....................................................... 18
Communicating with the Company........................................... 19
Directions to Hotel Nikko................................................ 19
Map to Hotel Nikko..............................................  Back Cover

RETURN OF PROXY

     Please complete, sign, date, and return the accompanying proxy promptly in the enclosed addressed envelope even if you plan to attend the Annual Meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the Annual Meeting and vote in person, your proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested.

IF YOU PLAN TO ATTEND THE MEETING

     The Annual Meeting will be held at 9:00 a.m. (PDT) on May 22, 1996 at the Hotel Nikko, 222 Mason Street, San Francisco, California, which is located between Ellis Street and O'Farrell Street. A map to the hotel is printed on the back cover of this proxy statement. Signs will direct you to the conference room where the Annual Meeting will be held. Please note that the doors to the meeting room at the Hotel Nikko will not open for admission until 8:30 a.m.

     If you do not own shares in your own name and you plan to attend the meeting and vote your shares in person, you should contact your broker or agent in whose name the shares are registered to obtain a broker's proxy and bring it to the meeting in order to vote.

                              [LOGO OF INTEL(R)]

                               INTEL CORPORATION
                   Notice of Annual Meeting of Stockholders
                                 May 22, 1996
                         9:00 a.m., San Francisco Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Intel Corporation ("Intel" or the "Company") which will be held on May 22, 1996 at the Hotel Nikko, 222 Mason Street, San Francisco, California, at 9:00 a.m., San Francisco time. A map to the location appears on the back cover of the Proxy Statement. The meeting is being held for the following purposes:

1. To elect a board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed;

2. To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors for the Company for the current year; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Only stockholders of record on the books of the Company at the close of business on March 25, 1996 will be entitled to vote at the meeting. A list of stockholders entitled to vote will be available for inspection at the offices of Intel, 2200 Mission College Blvd., Santa Clara, CA 95052, for ten days prior to the Annual Meeting.

Stockholders are requested to complete, date, sign and return the enclosed proxy card as promptly as possible. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                          THE BOARD OF DIRECTORS

                                           /s/ F. THOMAS DUNLAP, JR.

                                          By:  F. THOMAS DUNLAP, JR., Secretary

Santa Clara, California
April 4, 1996


DOORS WILL OPEN AT 8:30 a.m.

                          First mailed to Stockholders on or about April 4, 1996


                              [LOGO OF INTEL(R)]

                               INTEL CORPORATION
                        2200 Mission College Boulevard
                      Santa Clara, California  95052-8119

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Intel Corporation ("Intel" or the "Company") for use in voting at the Annual Meeting of Stockholders to be held at the Hotel Nikko, 222 Mason Street, San Francisco, California, on Wednesday, May 22, 1996, at 9:00 a.m., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

Voting and Revocability of Proxies

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of auditors. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting or by giving a later dated proxy.

     Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The eleven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Record Date and Share Ownership

     Only stockholders of record on the books of the Company at the close of business on March 25, 1996 will be entitled to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. As of the close of business on February 29, 1996 there were outstanding 821,326,166 shares of Common Stock.

June 1995 Stock Distribution

     Unless otherwise indicated, all references to shares, stock options and stock option exercise prices have been adjusted to reflect the Company's June 1995 stock distribution which was effected in the form of a two-for-one stock split (the "1995 stock split").

ELECTION OF DIRECTORS (Proposal 1)

     Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted for either (i) a substitute nominee who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual meeting of stockholders or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

CRAIG R. BARRETT
56 Years Old
Director Since 1992
Executive Vice President
and Chief Operating
Officer of the Company

[PHOTO APPEARS HERE]

Craig R. Barrett has been Executive Vice President of the Company since 1990, a director of Intel since 1992 and Chief Operating Officer since 1993. Dr. Barrett joined the Company in 1975. In 1984 he was elected Vice President and in 1985 became Vice President and General Manager, Components Technology and Manufacturing Group. Dr. Barrett became a Senior Vice President in 1987 and General Manager of the Microcomputer Components Group in 1989. Dr. Barrett is also a director of Komag, Incorporated, and a member of the National Academy of Engineering.

WINSTON H. CHEN (1)
54 Years Old
Director Since 1993
Chairman of Paramitas
Foundation

[PHOTO APPEARS HERE]

Winston H. Chen has been a director of Intel since 1993. He is Chairman of Paramitas Foundation, a charitable foundation. Since 1978 he has held several positions at Solectron Corporation, an electronic contract manufacturer in Milpitas, California, including President, Chief Executive Officer and Chairman of the Board of Directors. In March 1994, Dr. Chen resigned as Chairman of the Board of Solectron but continues to act as a director. He is also a director of Edison International (Inc.), and a member of the Board of Trustees of Santa Clara University and the Board of Trustees of Stanford University.

ANDREW S. GROVE (3)
59 Years Old
Director Since 1974
President and Chief
Executive Officer of the
Company

[PHOTO APPEARS HERE]

Andrew S. Grove has been a director of Intel since 1974, President of the Company since 1979 and Chief Executive Officer of Intel since 1987. Dr. Grove participated in the founding of the Company in 1968 and served as Vice President and Director of Operations through 1974. He became Executive Vice President in 1975 and was Chief Operating Officer from 1976 to 1989. Dr. Grove is a member of the National Academy of Engineering and a Fellow of the Institute of Electrical and Electronic Engineers ("IEEE").

D. JAMES GUZY (2, 5)
60 Years Old
Director Since 1969
President of the Arbor
Company

[PHOTO APPEARS HERE]

D. James Guzy has been a director of Intel since 1969. Since 1969, he has been President of the Arbor Company, a Nevada limited partnership engaged in the electronics and computer industry. Mr. Guzy is also a director of Cirrus Logic, Inc., Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund.

GORDON E. MOORE (3, 5)
67 Years Old
Director Since 1968
Chairman of the Board
of the Company

[PHOTO APPEARS HERE]

Gordon E. Moore has been a director of Intel since 1968 and Chairman of the Board since 1979. Dr. Moore co-founded the Company in 1968 and has served on the Board since that time. Prior to 1975, Dr. Moore served as Executive Vice President. Between 1975 and 1979, Dr. Moore served as President and between 1975 and 1987 he served as Chief Executive Officer of the Company. Currently, Dr. Moore is also a director of Gilead Sciences, Inc., Transamerica Corporation and Varian Associates, Inc. He is also Chairman of the Board of Trustees of the California Institute of Technology, a member of the National Academy of Engineering, a Fellow of the IEEE and a member of the Board of Directors of Conservation International.

MAX PALEVSKY (2, 4)
71 Years Old
Director Since 1968
Self-Employed Investor

[PHOTO APPEARS HERE]

Max Palevsky has been a director of Intel since 1968. He is a self-employed investor, serves as a director of Komag, Incorporated, and is a member of the Board of Trustees of The Institute for Advanced Study. Mr. Palevsky founded Scientific Data Systems, Inc. in 1961, which was acquired by Xerox Corporation in 1969, at which time he became a director and Chairman of the Executive Committee of Xerox Corporation. He retired as a director of Xerox in 1972.

ARTHUR ROCK (1-5)
69 Years Old
Director Since 1968
Venture Capitalist

[PHOTO APPEARS HERE]

Arthur Rock has been a director of Intel since its founding in 1968. He is Chairman of the Executive Committee of the Board of Directors of Intel Corporation. Mr. Rock is a principal of Arthur Rock & Company, a venture capital firm. He is also a director of Argonaut Group, Inc., AirTouch Communications, Inc. and Echelon Corporation, and a trustee of the California Institute of Technology.

JANE E. SHAW (1)
57 Years Old
Director Since 1993
Founder of the Stable
Network

[PHOTO APPEARS HERE]

Jane E. Shaw has been a director of Intel since 1993. She founded The Stable Network, a biopharmaceutical consulting company, in 1995. She was President and Chief Operating Officer of ALZA Corporation, a drug delivery company, from 1987 to 1994. Dr. Shaw joined ALZA in 1970 and held several positions within the company, including Principal Scientist, Executive Vice President of ALZA Corporation, Director of ALZA Corporation and Chairman of the Board of ALZA Limited, U.K. From 1970 to 1972, Dr. Shaw held an appointment as Assistant Professor, Department of Physiology, at Stanford University. She is currently a director of McKesson Corporation and Boise Cascade Corporation.

LESLIE L. VADASZ
59 Years Old
Director Since 1988
Senior Vice President,
Director of Corporate
Business Development of
the Company

[PHOTO APPEARS HERE]

Leslie L. Vadasz has been a director of Intel since 1988 and became Senior Vice President, Director of Corporate Business Development in 1991. Mr. Vadasz joined the Company in 1968 when it was founded and became Director of Engineering in 1972. In 1975 he was elected Vice President and in 1976 became Assistant General Manager of the Microcomputer Division. From 1977 to 1979, he was Vice President, General Manager of the Microcomputer Components Division. Mr. Vadasz became a Senior Vice President in 1979 and served as Director of Corporate Strategic Staff from 1979 to 1986. From 1986 to 1990, he was Senior Vice President, General Manager, then President of the Systems Group. He is also a director of Symantec Corp. He is a Fellow of the IEEE.

DAVID B. YOFFIE (2, 4)
41 Years Old
Director Since 1989
Professor of Business
Administration, Harvard
University

[PHOTO APPEARS HERE]

David B. Yoffie has been a director of Intel since 1989. He has been Professor of Business Administration at Harvard University since 1990 and in June 1993 was appointed to the position of Max & Doris Starr Professor of International Business Administration. He was Associate Professor of Business Administration from 1985 to 1990 and has been on the Harvard faculty since 1981. He is also a member of the Boards of Directors of Physiologica, Inc., Bion, Inc. and the National Bureau of Economic Research.

CHARLES E. YOUNG (1)
64 Years Old
Director Since 1974
Chancellor of the
University of California,
Los Angeles

[PHOTO APPEARS HERE]

Charles E. Young has been a director of Intel since 1974. He has been Chancellor of the University of California at Los Angeles since 1968. He is also Chairman of the Board of Governors Foundation for the International Exchange of Scientific and Cultural Information by Telecommunications, a member of the National Committee on United States-China Relations, Inc. and a director of the Nicholas-Applegate Equity Fund and Mutual Fund.

- -------------------------------------------------------------------------------

(1)  Member of the Audit & Finance Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Executive Committee.
(4)  Member of the Nominating Committee.
(5)  Member of the Stock Option Committee.

     Except as noted above, each of the nominees has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Directors Emeriti

Sanford Kaplan and Richard Hodgson retired as active directors of Intel Corporation in 1993, following 19 years each of service as directors. They were elected by the Board to act as Directors Emeriti. Messrs. Hodgson and Kaplan are eligible to attend Board and Committee meetings, but do not have voting rights.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Executive, Audit & Finance, Nominating, Compensation and Stock Option Committees of the Board of Directors. The members of the committees are identified on pages 2-4.

     The Audit & Finance Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting. The Audit & Finance Committee held four meetings during 1995.

     The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee held one meeting during 1995. The Nominating Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, CA 95052-8119.

     The Compensation Committee reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee held three meetings during 1995.

     The Stock Option Committee administers the Company's stock option plans, including the review and grant of stock options to all eligible employees under the Company's existing stock option plans. The Stock Option Committee acted by written consent 24 times during 1995.

     The Board of Directors held six meetings and acted by written consent two times during 1995. No director attended less than 75% of all the meetings of the Board and those committees on which he or she served in 1995.

DIRECTORS' COMPENSATION

     Directors who are Company employees receive no additional or special remuneration for serving as directors. Non-employee directors are paid $20,000 per year. In addition, non-employee directors are paid $2,000 plus out-of-pocket expenses per Board of Directors meeting attended. Mr. Rock receives an additional $6,000 as Chairman of the Executive Committee.

     Prior to August 1995, the Company's 1984 Stock Option Plan, as amended (the "SOP"), provided that, upon joining the Board, each non-employee director would receive an automatic grant of an option to purchase 10,000 shares of Common Stock of the Company and that, thereafter, each non-employee director would receive an annual grant of an option to purchase an additional 10,000 shares of Common Stock. Under the SOP, non-employee director options are exercisable in full one year from the date of grant at an exercise price which is not less than the fair market value on the date of grant. On April 28, 1995, each non-employee director was granted an option to purchase a total of 10,000 shares at an exercise price of $51.38 per share. Effective in August 1995, the Board of Directors amended the SOP to provide that both initial and annual automatic non-employee director grants would be reduced to a rate of 5,000 shares (the rate prior to the 1995 stock split) per grant on an ongoing basis.

     In 1990, the Company adopted a retirement program for non-employee directors. The Director's Retirement Program provides a retirement benefit to any director who is not an employee of the Company and who has either been a non-employee director for at least ten years or has been a non-employee director for at least five years and retires after age 65. The retirement program will pay an annual benefit equal to the retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement for the lesser of the number of years served as a non-employee director or the life of the director. Pursuant to the Director's Retirement Program,

Messrs. Hodgson and Kaplan are each eligible to receive an annual benefit equal to $20,000, payable in quarterly installments. They each received $20,000 under this plan in 1995.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors. The role of the Compensation Committee, which is comprised entirely of outside, non-employee Directors, is to review and approve salaries and other compensation of the executive officers of the Company and to administer the Executive Officer Bonus Plan. The role of the Stock Option Committee is to administer the Company's stock option plans and to review and approve stock option grants to all employees, including the executive officers of the Company.

General Compensation Philosophy

     The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company to financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders.

     Total cash compensation for the executive officers consists of the following components:

     .  Base salary;

     . An executive officer cash bonus that is related to growth in earnings per share of the Company and is based on an individual bonus target for the performance period (See "Executive Officer Bonus Plan"); and

     . A cash bonus that is proportional to corporate profitability and which is paid to all employees of the Company (See "Employee Cash Bonus Plan").

     Long-term incentive compensation is realized through the granting of stock options to key employees, including eligible executive officers. The Company has no other long-term incentive plans.

     In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Company stock through a tax-qualified employee stock purchase plan which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits), therefore allowing employees to profit when the value of the Company's stock increases over time.

     In setting the base salary and individual bonus target amount (hereafter together referred to as "BSBT") for executive officers, the Compensation Committee reviews information relating to executive compensation of US-based companies that are considered generally comparable to the Company (a majority of which companies are included in the Dow Jones Technology Index). While there is no specific formula that is used to set pay in relation to this market data, executive officer BSBT is generally set to be slightly below the median salaries for comparable jobs in the market place. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance based compensation programs may lead to total cash compensation levels which are higher than the median salaries for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency relative to the 100 most highly paid employees of the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. At the 1994 and 1995 Annual Meetings, respectively, the Company obtained stockholder approval of certain amendments to the Company's stock option plans and an amended and restated Executive Officer Bonus Plan to qualify awards under such plans as performance based compensation and to maximize the tax deductibility of such awards. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Base Salary

     The Compensation Committee determines the BSBT of each of the Company's executive officers by reviewing the entire compensation package of the individual, including performance based compensation. The base salary is then set as a percentage of BSBT, taking into account the level and amount of responsibility of the individual. In general, executives officers having the highest level and amount of responsibility have the lowest percentage of their BSBT as base salary and the highest percentage of their BSBT as their individual
bonus target amount.   For example, in 1995, the base salary for Dr. Grove, the
executive officer with the highest level and amount of responsibility, was 50% of his total BSBT. The other executives' base salaries were determined in the same manner, but the base salary segment as a percentage of their BSBT for 1995 ranged from 50% to 73% depending on their job responsibilities. Once fixed, base salary does not depend on the Company's performance.

     As a result of this process, and in accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, the Compensation Committee establishes base salaries of the Company's executive officers at levels which the Compensation Committee believes are below the median base salaries of executives of companies considered by the Compensation Committee to be comparable to the Company. Thus, as set forth below, a large part of each executive officer's potential total cash compensation is dependent on the performance of the Company as measured through its performance based compensation programs.

Performance Based Compensation

     The Company has several performance based compensation programs in which the majority of Intel's exempt employees are eligible to participate. Additionally, effective January 1, 1996, the Company's former Executive Bonus Plan which applied only to senior level employees of the Company was renamed the Employee Bonus Program and extended to all non-commissioned employees of the Company. (This plan is hereinafter referred to as the "EBP".) For the executive officers, participation in the Executive Officer Bonus Plan is in lieu of participation in the EBP.

Executive Officer Bonus Plan

     The Executive Officer Bonus Plan (as amended to date, the "EOBP") is a cash-based incentive bonus program. The purpose of the EOBP is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on growth in earnings per share ("EPS") of the Company.

     The EOBP provides for the determination of a maximum bonus amount which is established annually for each executive officer pursuant to a predetermined objective formula, subject to a maximum limit of $5,000,000. Under this predetermined formula, the maximum bonus payment for any performance period is the product of (i) the executive officer's individual bonus target for the performance period and (ii) the numerical value of the Company's EPS for the performance period multiplied by a pre-established factor (the "multiplier") which is set by the Compensation Committee in writing. For the purposes of this formula, "EPS" means the greater of (x) the Company's operating income or (y) the Company's net income, in each case per weighted average common and common equivalent shares outstanding during such performance period.

     In January 1995, the Compensation Committee established individual bonus targets which ranged from $75,000 to $400,000 for each of the executive officers (representing a range of 27% to 50% of BSBT), and set the multiplier as 1.40108 (adjusted for the 1995 stock split) for the 1995 performance period. During this period, operating income exceeded net income and led to an EPS value of $5.94 for use in the formula.

     Under the EOBP, the Compensation Committee has discretion to reduce (but not to increase) an individual's actual bonus payment from the amount which would otherwise be payable under the above formula. In the past, the Compensation Committee has exercised its discretion to pay bonuses at amounts which were below the maximum amounts permitted under the EOBP. The EOBP does not specify the factors which the Compensation Committee evaluates in the exercise of its discretion to reduce bonus payments under the EOBP and does not require the Compensation Committee to make such a reduction. The EOBP requires that an executive officer be on the Company's payroll as of the last day of the performance period for which the bonus is payable in order to be eligible to receive payment of the bonus for such performance period.

     For the 1995 performance period, the Compensation Committee chose to exercise its discretion to reduce the bonus amounts paid under the EOBP to the amounts which would have been paid to the executive officers under the EBP. Bonus payments under the EBP are generally lower than the maximum bonuses payable under the EOBP in part because the EBP formula utilizes reported EPS (adjusted to reflect any unusual income statement items) whereas the EPS utilized in the EOBP formula is based on the greater of operating income or net income as described above. The EBP formula also takes into account whether certain business group objectives have been met over the performance period. For example, for 1995, business group objectives considered in determining the payouts under the EBP included financial and non-financial goals such as production volumes, sales, customer satisfaction, product development, cost reduction, affirmative action hiring and environmental, health and safety matters. The particular goals are set each year and vary from year to year. In determining bonuses payable to the executive officers with responsibility for overall performance of the Company, such as the Chairman of the Board, the Chief Executive Officer and the Chief Operating Officer, the Compensation Committee took into account the corporate average score on achievement of business objectives. For those executive officers with specific responsibility for a particular business group, achievement scores were based on either the individual business group's score, or a combination of the group's score and the corporate average score.

Employee Cash Bonus Plan

     The Employee Cash Bonus Plan (the "ECBP") is a profit-sharing program that offers cash rewards to all employees, including executive officers, based on corporate profitability. Twice a year, employees receive .55 day's pay for every two percentage points of corporate pretax profit as a percentage of revenues, or a total payment based on 4% of net income, whichever is greater. The Employee Cash Bonus is paid in the first and third quarters of each year based on corporate performance for the preceding two quarters.

     During 1995, a total payment based on 4% of net income resulted in an annual cash bonus payout under the ECBP of 21.9 days' pay per employee or 8.4% of eligible employee earnings.

Profit Sharing Retirement Plans

    The Company has both tax-qualified and non-qualified capital accumulation/retirement plans (the "Profit Sharing Retirement Plans"). The tax-qualified plans are available to eligible employees in the U.S. and Puerto Rico. The non-qualified plan is a supplemental plan which provides to eligible employees in the U.S. those contributions that could not be contributed to their accounts under the qualified plan because of limitations under the Code. The Profit Sharing Retirement Plans are defined contribution plans that are designed to accumulate retirement funds for employees, including the executive officers, and to allow the Company to make contributions or allocations to those funds. The Company contribution is totally discretionary and is not based on any formula. The contributions approved by the Board may vary with the financial performance of the Company, in particular revenues and EPS. However, there are no corporate performance factors or other specific factors that are required to be considered by the Board in determining the contribution. Contributions made by the Company under the plans vest based on years of service. Vesting begins after three years of service in 20% annual increments until the employee is 100% vested after seven years.

     For 1995, the discretionary Company contributions (including allocation of forfeitures) to the Profit Sharing Retirement Plans for all eligible employees, including executive officers, equaled 12.5% of eligible salary. Contributions to the qualified plan are limited under the Code. Where Code limits applied, the excess, up to 12.5% of eligible salary, was allocated to the non-qualified plan to eligible employees, including executive officers.

Stock Options

     Stock options are granted by the Company to aid in the retention of key employees and to align the interests of key employees with those of the stockholders. Stock options have value for an employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ. In addition, stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

     Grants under the Company's 1984 Stock Option Plan, as amended (the "SOP") may be made at the time an employee commences working for the Company and are made on an annual basis as a part of the Company's employee performance review process. In general, initial grants are exercisable in increasing increments over a five-year period and subsequent grants are first exercisable five years after the date of grant (i.e., options granted in 1995 become exercisable in 2000). Stock options are granted at a price not less than the fair market value on the date of grant.

     The level of stock options granted (i.e., the number of shares subject to each stock option grant) under the SOP is based on the employee's ability to impact future corporate results. An employee's ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is directly proportional to job responsibility. For example, Dr. Grove as the Chief Executive Officer has the highest level of responsibility and in 1995 was awarded the highest level of stock options. However, the SOP limits the total number of shares subject to options that may be granted to any one participant in any year to 1% of the total number of shares outstanding on January 1, 1994, i.e., 8,363,520 shares.

     In 1995, stock options for the executive officers were granted upon recommendation of management and approval of the Stock Option Committee based on their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer.

Company Performance and CEO Compensation

     The Company's compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Dr. Grove.

     Dr. Grove does not have an employment contract. Dr. Grove's BSBT is determined in the same manner as described above for all executive officers. In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviews comparative information reflecting recent compensation data. In line with the Compensation Committee's general practice, however, Dr. Grove's 1995 salary and individual bonus target were not tied directly to the compensation data. Dr. Grove's base salary and bonus target were set at levels which, by comparison to selected companies reflected in the market data (a majority of which companies are included in the Dow Jones Technology Index), were 45% of the average for base salary, 42% of the average for target incentive based compensation and 44% of the average for BSBT.

     Under the EOBP, Dr. Grove's actual bonus for 1995 (paid in 1996) was $2,284,000. This bonus, like the bonuses paid to each of the other executive officers under the EOBP, was less than the maximum bonus provided under the EOBP formula due to the Compensation Committee's exercise of its discretion to reduce the maximum bonus to the bonus derived by utilizing the EBP formula as described above. Although Dr. Grove's BSBT was 44% of the average total target compensation of the selected peer group, due to the high variability in the Company's total compensation program and to the Company's excellent 1995 financial performance, his actual cash compensation (i.e., base salary and bonuses) for 1995 was 148% of the average total actual cash compensation of the selected peer group.

     In 1995, the Stock Option Committee awarded Dr. Grove stock options to purchase 96,000 shares of stock. The options first become exercisable in 2000. The Company also contributed $18,800 to Dr. Grove's account under the tax-qualified retirement plan and allocated $247,300 to Dr. Grove's account under the non-qualified retirement plan. In general, Dr. Grove's retirement plan accounts are available to Dr. Grove only upon termination, retirement, death or disability.

     With respect to matters related to stock option grants and to all other elements of compensation, the Stock Option Committee and the Compensation Committee, respectively, submit this report.

Compensation Committee:                   Stock Option Committee:
David Yoffie, Chairman                    Gordon Moore, Chairman
D. James Guzy                             D. James Guzy
Max Palevsky                              Arthur Rock
Arthur Rock

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are Messrs. Guzy, Palevsky, Rock and Yoffie. The Stock Option Committee of the Board of Directors consists of Mr. Guzy, Dr. Moore and Mr. Rock. Messrs. Guzy, Palevsky, Rock and Yoffie are non-employee directors. Dr. Moore, who is an officer of the Company and the Company's Chairman of the Board, is not eligible to receive stock options. Mr. Rock was formerly a non-employee officer of the Company as Chairman of the Board from 1970 to 1975.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     None of the Company's executive officers has employment or severance arrangements with the Company.

STOCK PRICE PERFORMANCE GRAPH

            COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG INTEL,
             THE S&P 500 INDEX AND THE DOW JONES TECHNOLOGY INDEX

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Technology Index for the period of five years commencing December 28, 1990 and ending December 30, 1995. The graph and table assume that $100 was invested on December 28, 1990 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Technology Index and that all dividends were reinvested. This data was furnished by Standard & Poor's Compustat Services, Inc. and Dow Jones and Company, Inc. Intel and the Dow Jones Technology Index are based on Intel's fiscal year. The S&P 500 Index is based on a calendar year.



                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           INTEL          S&P          DOW JONES
(Fiscal Year Covered)        CORPORATION    500 INDEX    TECHNOLOGY INDEX
- ---------------------        -----------    ---------    ----------------
Measurement Pt-  1990        $100           $100         $100
FYE   1991                   $123           $130         $125
FYE   1992                   $234           $140         $140
FYE   1993                   $324           $155         $159
FYE   1994                   $335           $157         $182
FYE   1995                   $596           $215         $258

EXECUTIVE COMPENSATION

The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company. No executive officer serves pursuant to an employment contract.

SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                           Compen-
                                                                          Other           sation
                                                Annual Compensation      Annual          Awards(2)        All Other
                                              -----------------------    Compen-      --------------       Compen-
Name and Principal Position         Year      Salary($)   Bonus($)(1)   sation($)      Options(#)(3)     sation($)(4)
- ---------------------------         ----      ---------   -----------  ----------     --------------    -------------
Andrew S. Grove                     1995       400,000      2,356,700        ---           96,000           $266,100
  President and CEO                 1994       380,000      1,722,400        ---           72,000            275,200
                                    1993       360,000      1,823,700        ---           96,000            172,500

Craig R. Barrett                    1995       300,000      1,767,500        ---           64,000            196,800
  Executive Vice President,         1994       285,000      1,269,500        ---           48,000            197,200
  Chief Operating Officer           1993       280,000      1,294,100        ---           64,000            125,600

David L. House                      1995       230,000      1,063,400        ---           18,000            139,900
  Senior Vice President             1994       240,000        887,400        ---           24,000            153,700
                                    1993       240,000        992,000        ---           32,000            102,900

Gerhard H. Parker                   1995       235,000      1,029,500        ---           32,000            120,100
  Senior Vice President             1994       225,000        721,900        ---           24,000            114,300
                                    1993       220,000        690,400        ---           32,000             76,200

Frank C. Gill                       1995       255,000      1,000,000        ---           32,000            131,800
  Senior Vice President             1994       245,000        795,700      173,000(5)      24,000            135,100
                                    1993       240,000        821,400        ---           32,000             87,900

____________________
(1) This amount includes the bonuses paid under the Executive Officer Bonus Plan for 1994 and 1995, the Executive Bonus Plan for 1993 and the Employee Cash Bonus Plan for each of the covered years.
(2) The Company does not offer any Restricted Stock Awards, SAR or other LTIP programs.
(3)  Indicates number of securities underlying options.
(4) All amounts listed in this column are amounts contributed to the Company's broad-based defined contribution retirement plan (for each of the named executives such amounts were $18,800 for 1995, $18,800 for 1994, and $21,000 for 1993) and discretionary Company contributions made under the Company's non-qualified, defined contribution plan. These amounts are to be paid out to the named executives (or any other plan participant) only upon retirement, termination, disability or death.
(5) Reimbursement for certain relocation expenses and taxes consistent with the Company's practice for similarly situated employees.

OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                                        -----------------------------------------------------------------      VALUE AT ASSUMED
                                                           % of Total                                        ANNUAL RATES OF STOCK
                                          Securities         Options                                        PRICE APPRECIATION FOR
                                         Underlying        Granted to      Exercise or                         OPTION TERM($)(3)
                                           Options        Employees in      Base Price                      -----------------------
Name                                    Granted(#)(1)      Fiscal Year     ($/Share)(2)   Expiration Date       5%          10%
- ----                                    -------------    --------------    ------------   ---------------   ----------   ----------
A. Grove                                    96,000             0.70             45.66         4/11/05         2,756,500   6,985,500
C. Barrett                                  64,000             0.46             45.66         4/11/05         1,837,700   4,657,000
D. House                                    18,000             0.13             45.66         4/11/05           516,800   1,309,800
G. Parker                                   32,000             0.23             45.66         4/11/05           918,800   2,328,500
F. Gill                                     32,000             0.23             45.66         4/11/05           918,800   2,328,500

- --------------

(1)  These options are first exercisable in 2000.
(2) Under all stock option plans, the option purchase price is not less than fair market value at the date of the grant. All of these options were granted on April 11, 1995.
(3) In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of Intel's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, compensation to the named executives will be zero.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                Securities Underlying              Value of Unexercised In-the-
                                                                 Unexercised Options                     Money Options
                                                              at December 30, 1995(#)(1)           at December 30, 1995($)(2)
                     Shares Acquired                         ---------------------------           ------------------------------
Name                 on Exercise (#)     Value Realized($)   Exercisable   Unexercisable           Exercisable      Unexercisable
- ----                 ---------------     -----------------   -----------   -------------           -----------      -------------
A. Grove                  119,996             5,424,780        1,160,000      468,000               67,447,200        19,292,900
C. Barrett                      0                     0          927,992      312,000               53,836,800        12,862,000
D. House                    4,300               213,925          328,592      132,000               19,101,700         5,548,300
G. Parker                 120,256             5,918,470          277,744      156,000               16,139,900         6,431,000
F. Gill                   244,668            12,902,422          275,332      156,000               16,019,900         6,431,000

- -------------------
(1) This represents the total number of shares subject to stock options held by the named executives at December 30, 1995. These options were granted on various dates during the years 1987 through 1995.
(2) These amounts represent the difference between the exercise price of the stock options and the closing price of Company stock on December 30, 1995 (last day of trading for the fiscal year ended December 30, 1995), for all in-the-money options held by each named executive. The in-the-money stock option exercise prices range from $6.79 to $45.66. All stock options are granted at the fair market value of the stock on the grant date.


PENSION PLAN TABLE

                                                            Years of Service at Retirement (2)(3)
                                                    --------------------------------------------------------
Eligible Compensation (1)                               15         20          25         30          35
- -------------------------                           ----------  ----------  ---------  ----------  ---------
$150,000 and above                                    $28,973    $38,630     $48,288    $57,946     $67,603

- --------------------
(1) The plan provides for minimum pension benefits that are determined by a participant's years of service credited under the plan, final average compensation, taking into account the participant's social security wage base, and the value of the participant's Company contributions, plus earnings, in the profit sharing retirement plan. If the annuity value of the profit sharing account balance exceeds the pension guarantee, the participant will receive benefits from the profit sharing plan only. Compensation includes regular earnings and most bonuses. However, maximum eligible compensation for 1995 is $150,000, in accordance with Internal Revenue Code Section 401(a)(17). This amount is subject to cost of living adjustments in accordance with Internal Revenue Code Section 415(d).
(2) For each of the employees named in the Summary Compensation Table set forth on page 12, the years of credited service as of year-end 1995 under the Company's pension plan are currently as follows: Dr. Grove (27); Dr. Barrett (21); Mr. House (21); Dr. Parker (26) and Mr. Gill (20).
(3) The table illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the pension plan to persons in the specified compensation and years of service classifications for Social Security benefits. The Employee Retirement Income Security Act of 1974 contains certain limitations on the amount of benefits that may be paid under pension plans qualified under the Internal Revenue Code. The amounts shown are subject to reduction to the extent they exceed such limitations but are not subject to reduction for Social Security benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the Company's knowledge, the following sets forth information regarding ownership of the Company's outstanding Common Stock on February 29, 1996 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock,
(ii) each director, director emeritus and named executive officer, and (iii) all directors, directors emeriti and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.


                                                                              Number of Shares of
                                                                                 Common Stock
                                                                             Beneficially Owned at
Stockholder                                                                     February 29, 1996        Percent of Class
- ----------                                                                   ----------------------      ----------------
Gordon E. Moore, Chairman                                                             45,996,726               5.6%
2200 Mission College Blvd.
Santa Clara, California  95052-8119
Craig R. Barrett, Director,
Executive Vice President and Chief Operating Officer                                   1,058,174 (1)             *
Winston H. Chen, Director                                                                 80,000 (2)             *
Andrew S. Grove, Director, President and Chief Executive Officer                       2,188,014 (3)             *
D. James Guzy, Director                                                                1,621,544 (4)             *
Max Palevsky, Director                                                                   478,768 (5)             *
Arthur Rock, Director                                                                  3,365,480 (6)             *
Jane E. Shaw, Director                                                                    42,000 (7)             *
Leslie L. Vadasz, Director and Senior Vice President, Director of Corporate
Business Development                                                                   1,300,450 (8)             *
David B. Yoffie, Director                                                                 80,800 (9)             *
Charles E. Young, Director                                                                32,700(10)             *
Richard Hodgson, Director Emeritus                                                        77,300                 *
Sanford Kaplan, Director Emeritus                                                         50,600                 *
Frank Gill, Senior Vice President                                                        380,347(11)             *
David L. House, Senior Vice President                                                    430,353(12)             *
Gerhard H. Parker, Senior Vice President                                                 396,004(13)             *
All directors, directors emeritus and executive officers as a group
(25 individuals)                                                                      59,554,751(14)           7.2%

- ---------------------
*    Less than 1%.
(1) Includes outstanding options to purchase 995,992 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(2) Includes outstanding options to purchase 40,000 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.

(3) Includes outstanding options to purchase 1,262,000 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(4) Includes 1,541,160 shares held by the Arbor Company of which Mr. Guzy is a general partner. Also includes outstanding options to purchase 80,000 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(5) Includes outstanding options to purchase 80,000 shares, which were exercisable as of February 29, 1996, or within 60 days from such date. Also includes 21,000 shares held by Mr. Palevsky's spouse.
(6) Includes 960 shares held by Mr. Rock's spouse as to which shares Mr. Rock disclaims any beneficial interest and as to which he has no voting or investment powers. Also includes outstanding options to purchase 80,000 shares which were exercisable as of February 29, 1996, or within 60 days from such date.
(7) Held in a family trust. Includes outstanding options to purchase 38,000 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(8) Includes outstanding options to purchase 688,412 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(9) Includes outstanding options to purchase 80,000 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(10) Includes outstanding options to purchase 32,500 shares, which were exercisable as of February 29, 1996, or within 60 days of such date.
(11) Includes outstanding options to purchase 309,322 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(12) Includes outstanding options to purchase 362,592 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(13) Includes outstanding options to purchase 311,744 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.
(14) Includes outstanding options to purchase 5,678,480 shares, which were exercisable as of February 29, 1996, or within 60 days from such date.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

     Ernst & Young LLP have been the Company's independent auditors since its incorporation in 1968 and have been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending December 28, 1996. In the event ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

     Audit services of Ernst & Young LLP for 1995 included the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

     The Audit & Finance Committee of the Company meets twice a year with Ernst & Young LLP and, on an annual basis, reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year as well as the fees charged by Ernst & Young LLP for such services. Non-audit services are approved by the Audit & Finance Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

     Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year.

     The Board of Directors of the Company recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the current year.

STOCKHOLDER PROPOSALS

     1996 Stockholder Proposals. From time to time, stockholders of the Company submit proposals which they believe should be voted upon at the Annual Meeting. This year, the Company received three such proposals. The Company received one proposal from the Jessie Smith Noyes Foundation and others regarding Intel's community environmental information sharing. The proponents agreed to withdraw the proposal following the Company's revision of its Environmental, Health and Safety Policy to expand its commitment to communities. The Company received a second proposal from the Passionists and others asking that the Company prepare a report on its equal employment and diversity in hiring practices. The proponents agreed to withdraw this proposal after the Company met with them and explained that it is in the process of preparing a report which satisfies the objectives outlined in the proposal. The third proposal, received from the Women's Division of the General Board of Global Ministries of the United Methodist Church, requested that the Company institute an executive compensation review to report on ways to link executive compensation to financial and non-financial performance. The proponents agreed to withdraw this proposal after Intel confirmed that it does currently link executive compensation to financial and non-financial goals. (See "Report of the Compensation and Stock Option Committees.") The Company is pleased that through working with these stockholder groups it was able to satisfy them that their interests are being addressed.

     1997 Stockholder Proposals. To be eligible for inclusion in the Company's 1997 Proxy Statement, stockholder proposals must be submitted to the Secretary of the Company no later than December 6, 1996.

OTHER MATTERS

     Compliance With Section 16(a) of the Exchange Act. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market ("Nasdaq"). Such directors, executive officers and ten-percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1995, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with, with the following exceptions: Director Palevsky filed one report of one transaction involving the sale of stock late; Stephen Nachtsheim, an officer of the Company, filed one report of one transaction involving a stock purchase late. As of the date of this Proxy Statement, each of the referenced transactions has been reported with the SEC and Nasdaq.

     Financial Statements. The Company's financial statements for the year ended December 30, 1995, are being sent concurrently to the Company's stockholders. If you have not received or had access to the 1995 Annual Report to Stockholders, please notify the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, CA 95052-8119 and a copy will be sent to you. In addition, copies of the Company's Annual Report are available on Intel's World Wide Web site at http://www.intel.com.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies for a fee of $7,500 plus a reasonable amount to cover expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                            By Order of the Board of Directors

                                            /s/ F. THOMAS DUNLAP, JR.

                                            F. THOMAS DUNLAP, JR., Secretary

Dated:  April 4, 1996
Santa Clara, California

                        COMMUNICATING WITH THE COMPANY

Recently, we have received several calls from stockholders inquiring about the availability of certain means of communication with the Company. Because we have added a variety of such avenues over the past couple of years, we thought that it might be helpful if we outlined them for you.

 .    If you would like to receive information about Intel, you may use one of these convenient methods:

     1. To have information such as the Company's latest earnings release, Form 10-K, Form 10-Q or Annual Report mailed to you, please call (800) 298-0146. (Foreign investors, please call (312) 461-5545.)

     2. To listen to a recording of our most recent earnings announcement or to reach a Stockholder Services representative, please call (800) 298-0146. (Foreign investors, please call (312) 461-5545.)

     3. To view Intel's home page on the Internet, use Intel's URL: http://www.intel.com. Intel's home page gives you access to product, marketing and financial data, an on-line version of Intel's annual report and job listings. Internet access to this information has the advantage of providing you with up-to-date information about the Company throughout the year.

 .    If you would like to write to us, please send your correspondence to the following address:

            Intel Corporation
            2200 Mission College Blvd.
            Santa Clara, CA  95052
            Attn:  Investor Relations, RN5-24

Of course, as a stockholder, you will continue to automatically receive the Annual Report and Proxy Statement by mail.

                           DIRECTIONS TO HOTEL NIKKO

From the South:
- --------------
From SFO Airport, take 101 North to I-80 East (downtown Bay Bridge). Take I-80 to the 7th Street exit. Once on the exit ramp, get into one of the two right lanes. At the stoplight, go straight onto Bryant Street. Follow Bryant two blocks to 5th Street. Turn left on 5th Street. Follow 5th Street seven blocks to Ellis Street. Turn left on Ellis Street. The Hotel Nikko driveway is approximately 3/4 of the way down the block on the right hand side at the corner of Mason Street.

From the East Bay:
- -----------------
Follow I-80 West across the San Francisco-Oakland Bay Bridge. Take the 5th Street exit. Exit is on he left side of the freeway. At the stop light, veer right onto 5th Street. Follow 5th Street six blocks to Ellis Street. Turn left on Ellis Street. The Hotel Nikko driveway is approximately 3/4 of the way down the block on the right hand side at the corner of Mason Street.

From the North; Marin County:
- ----------------------------
Take Highway 101 South over the Golden Gate Bridge. Take the Lombard Street exit. Continue along Lombard Street 14 blocks to Van Ness Avenue. Make a right turn on Van Ness Avenue, continue along Van Ness Avenue 18 blocks to O'Farrell Street. Make a left turn on O'Farrell Street, continue along O'Farrell Street for 8 blocks until you get to Cyril Magnin. Make a right turn on Cyril Magnin and continue one block down Cyril Magnin to Ellis Street, make a right hand turn on Ellis Street. The Hotel Nikko driveway is approximately 3/4 of the way down the block on the right hand side at the corner of Mason Street.

From BART:
- ---------
Get off at the Powell Street station, walk North up Powell Street for two blocks. Make a left at O'Farrell Street. The Hotel Nikko is located at the corner of O'Farrell and Mason on the left hand side.

                        Detailed MAP of San Francisco
                         indicating the location for
                         the 1996 Shareholder Meeting
                                 appears here.


[printed on recycled paper LOGO]

PROXY                          INTEL CORPORATION                          PROXY
        2200 Mission College Blvd., Santa Clara, California 95052-8119

    Proxy Solicited by Board of Directors for Annual Meeting--May 22, 1996

GORDON E. MOORE, ANDREW S. GROVE and F. THOMAS DUNLAP, JR., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to be held on Wednesday, May 22, 1996, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR
Item 1 (the election of directors) and FOR Item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        [ ] Mark here for address change and note below               PLEASE MARK, SIGN, DATE AND MAIL
                                                                       THIS PROXY CARD PROMPTLY, USING
            New Address:                                                    THE ENCLOSED ENVELOPE
                        -------------------------------
                                                                  (Continued and to be signed on reverse side.)
            -------------------------------------------
                                                                               SEE REVERSE SIDE
            -------------------------------------------

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                              ]

The Board of Directors recommends a VOTE FOR Items 1 and 2 below: If you wish to
                                    --------
vote in accordance with the Board Of Directors' recommendations, just sign below, you need not mark any ovals.

I.   Election of all nominees listed below to the Board of Directors, except as          For     Withhold
     noted (write the names, if any, of the nominees for whom you withhold               [ ]       [ ]
     authority to vote). Nominees: C. Barrett, W. Chen, A. Grove, J. Guzy,
     G. Moore, M. Palevsky, A. Rock, J. Shaw, L. Vadasz, D. Yoffe, C. Young.
     [ ] For all except:
                         --------------------------------------------

II.  To ratify the appointment of the accounting firm of Ernst & Young LLP as           For      Against      Abstain
     independent auditors for the Company for the current year.                         [ ]       [ ]           [ ]



                   Please sign exactly as name appears herein. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   Signature:                               Date:
                             -----------------------------       --------------

                   Signature:                               Date:
                             -----------------------------       --------------

[LOGO OF INTEL(R)]